Exhibit 23.3

[Wilson Sonsini Goodrich & Rosati, P.C. Letterhead]

December 20, 2004

Infosys Technologies Limited

Electronics City, Hosur Road

Bangalore, Karnataka, India 560 100

Re: Infosys Technologies Limited Registration Statement on Form F-3

We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus included as a part of the Registration Statement and any amendments thereto.

/s/ WILSON SONSINI GOODRICH & ROSATI

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation